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                                                                    EXHIBIT 10.1


                             EMPLOYMENT AGREEMENT

     AGREEMENT dated as of August 21, 1997 between THOMAS A. GRINA of 16233 223rd Ave NE, Woodinville WA 98072 ("Executive") and Advanced Radio Telecom Corp. (the "Company"), a Delaware corporation whose principal office is located at 500 108th Ave NE, Suite 2600, Bellevue, WA 98004.

                                    RECITALS
                                    --------

     Executive has been employed by the Company as its Executive Vice President and Chief Operating Officer. The Company and Executive intend that Executive should continue to serve the Company on the terms set forth below and, to that end, deem it desirable and appropriate to enter into this Agreement.

                                   AGREEMENT
                                   ---------

     The parties hereto, in consideration of the mutual agreements hereinafter contained, agree as follows:


1.     EFFECTIVE DATE; TERM OF AGREEMENT.  This Agreement shall become effective
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as of August 21, 1997 (the "Effective Date") and, as of that date, shall supersede the employment agreement between the Executive and the Company dated as of April 26, 1996. Executive's employment shall continue on the terms provided herein until August 20, 1999, subject to earlier termination as provided herein (such period of employment hereinafter called the "Employment Period").

 2.  SCOPE OF EMPLOYMENT.
     -------------------

     a.   Nature of Services. During the Employment Period, Executive shall be
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elected and serve as Executive Vice President and Chief Operating Officer of the
Company and shall have and diligently perform the duties and the responsibilities of such offices and such additional executive duties and responsibilities consistent with such offices as shall from time to time be assigned to him by the Board of Directors ("Board").

     b.   Extent of Services.  Except for illnesses and vacation periods,
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Executive shall devote substantially all his working time and attention and his best efforts to the performance of his duties and responsibilities under this Agreement. However, Executive may (i) make any passive investments where he is not obligated or required to, and shall not in fact, devote any managerial efforts, (ii) participate in charitable or community activities or in trade or professional organizations, or (iii) subject to Board approval (which approval shall not be unreasonably withheld or withdrawn), hold directorships in public companies, provided that the Board shall
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have the right to limit such investments, participation and services whenever the Board shall reasonably believe that the time spent on such activities infringes in any material respect upon the time required by Executive for the performance of his duties under this Agreement or is otherwise incompatible in any material regard with those duties.

 3.  COMPENSATION AND BENEFITS.
     -------------------------

     a.   Base Salary.   Executive shall be paid a base salary at the annualized
          -----------
rates hereinafter specified, or in each case such other annualized rate (not less than the annualized rates provided below) as the Board may determine ("Base Salary"), such Base Salary to be paid in the same manner and at the same times as the Company shall pay base salary to other executive employees. Executive's Base Salary shall be at the annualized rate of Two Hundred and Ten Thousand Dollars ($210,000.00) per annum during the period from the Effective Date to December 31, 1997, Two Hundred and Thirty-Five Thousand Dollars ($235,000.00) per annum for the period from January 1, 1998 to December 31, 1998, and Two Hundred and Fifty-Eight Thousand Dollars ($258,000.00) per annum from January 1, 1999 to August 20, 1999.

     b.   Bonus Compensation.   Executive will be eligible for an incentive
          ------------------
bonus with respect to each fiscal year or portion thereof during the Employment Period pursuant to such bonus or incentive compensation plan as is then available to executives of the Company generally, or if there is no such plan or such bonus, as the Board may determine. Executive's target incentive bonus for each fiscal year shall be not less than 50% of his Base Salary in effect with respect to such fiscal year. If Executive's employment terminates before the end of any fiscal year for any reason other than Cause (as defined below), Executive's incentive bonus for such fiscal year shall be prorated to the date of termination, and the determination of whether Executive has earned any incentive bonus and the amount thereof shall be made by the Board in its
reasonable judgment.   Notwithstanding the foregoing, if Executive's employment
is terminated by the Company other than for Cause or this Agreement terminates by reason of death, Disability or Constructive Termination (as defined below),
(i) Executive shall be paid an incentive bonus not less than an amount equal to his target incentive bonus in effect at the time of termination multiplied by a fraction the numerator of which is the number of days in the year prior to termination and the denominator of which is 365 and (ii) if Executive has not been paid an incentive bonus with respect to the fiscal year prior to the year during which the Executive's employment terminates (except where the Board has determined that no bonuses were to paid to executives generally with respect to such year), Executive shall also be paid an incentive bonus not less than an amount equal to his target incentive bonus for such fiscal year.

     c.   Policies and Fringe Benefits.  Executive shall be subject to Company
          ----------------------------
policies applicable to its executives generally and shall be entitled to receive all such fringe benefits as the Company shall from time to time make available to other executives generally (subject to the terms of any applicable fringe benefit plan), including an automobile allowance of not less than Eight Hundred Dollars ($800.00) per month and vacation of not less than three weeks per year.

                                      -2-
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 4.  TERMINATION OF EMPLOYMENT.
     --------------------------

     a. The Company shall have the right to terminate Executive's employment at any time and for any reason, with or without Cause. Executive may resign for any reason on three month's notice and upon Constructive Termination (as defined below).

     b. The Employment Period shall terminate when Executive dies or becomes Disabled. In addition, if by reason of Incapacity Executive is unable to perform his duties for at least six continuous months, the Employment Period may be terminated by the Company for Incapacity upon written notice by the Company to Executive. "Disability" and "Disabled" shall have the meaning given in the Company's long-term disability plan. Executive's employment shall be deemed to be terminated for Disability on the date on which Executive is entitled to receive long-term disability compensation pursuant to such long-term disability plan. "Incapacity" shall mean a disability (other than Disability) or other impairment of health that renders Executive unable to perform his duties to the reasonable satisfaction of the Board.

     c. Whenever the Employment Period shall terminate, Executive shall resign all offices or other positions he holds with the Company and any affiliated entities.

 5.  BENEFITS UPON TERMINATION OF EMPLOYMENT OR UPON EXPIRATION OF
     -------------------------------------------------------------
     THE AGREEMENT.
     -------------

     a.   Certain Terminations Prior to August 20, 1999.  If the Employment
          ---------------------------------------------
Period shall terminate prior to August 20, 1999 by reason of (i) death, Disability or Incapacity of Executive, (ii) termination by the Company for any reason other than Cause or (iii) termination by Executive in the event that either (A) Executive shall be removed from or fail to be reelected to the offices of Chief Operating Officer and Executive Vice President, or (B) Executive is relocated more than 40 miles from the current corporate headquarters of the Company, in either case without his prior written consent (a "Constructive Termination"), Executive shall be entitled to the following severance benefits:

          (i) The Company shall pay to Executive or his legal representative an amount equal to twelve months of his Base Salary at the rate in effect at termination of employment, plus an amount equal to his target incentive bonus for the fiscal year in which the termination occurs, provided that if Executive is eligible for long-term disability compensation benefits under any Company long-term disability plan, the amount payable under this clause shall be reduced by the long-term disability compensation benefits under such plan for which Executive is eligible with respect to the twelve month period following termination.

          (ii) For a period of twelve months following termination and subject to such minimum coverage-continuation requirements as may be required by law, the Company

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     will continue Executive's automobile allowance and will provide (except to the extent that Executive shall obtain the same from another employer) such medical and hospital insurance, long-term disability insurance and term life insurance for Executive and his family, comparable to the insurance provided for executives generally, as the Company shall determine, and upon the same terms and conditions as the same shall be provided for other Company executives generally; provided, however, that in no event shall such benefits or the terms and conditions thereof be less favorable to Executive than those afforded to him as of the date of termination. To the extent it is impossible or impracticable to provide any such benefits to Executive under the Company's then existing employee benefit plans or arrangements, the Company shall arrange for alternative comparable coverage or, if such alternative coverage is not available, shall pay to Executive the cost of such coverage, as reasonably determined by the Committee.

          (iii) All of Executive's previously granted stock options ("Options") then outstanding, to the extent not already vested, shall be immediately vested and shall remain exercisable for a period of three years or, if less, the remainder of the original option term, and shall then terminate.

     b.   Terminations after August 20, 1999.  Unless earlier terminated or
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except as otherwise mutually agreed by Executive and the Company, Executive's employment with the Company shall terminate on August 20, 1999. Unless the Company in connection with such termination shall offer Executive continued service as Executive Vice President and Chief Operating Officer or in such other position, if any, as may be acceptable to Executive and upon substantially the same terms as provided herein and at reasonable compensation, Executive shall be entitled upon such termination to receive such severance benefits as are provided in Section 5(a) above. If Executive declines such service, he shall be treated for all purposes of this Agreement as having terminated his employment voluntarily on August 20, 1999.

     c.   Voluntary Termination of Employment.  If Executive terminates his
          -----------------------------------
employment voluntarily (other than a Constructive Termination), Executive or his legal representative shall not be entitled to any severance benefits.

     d.   Termination for Cause.  If the Company should terminate Executive's
          ---------------------
employment for Cause, Executive or his legal representative shall not be entitled to any severance benefits, and all Options shall immediately terminate. The Company does not waive any rights it may have for damages or for injunctive relief. "Cause" shall mean dishonesty by Executive in the performance of his duties, conviction of a felony (other than a conviction arising solely under a statutory provision imposing criminal liability upon Executive on a per se basis due to the Company offices held by Executive, so long as any act or omission of Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), gross neglect of duties (other than as a result of Disability, Incapacity or death), conflict of interest which conflict shall continue for 30 days after the Company gives

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written notice to Executive requesting the cessation of such conflict, or material breach by the Executive of any of the restrictive covenants contained in Section 6 hereof.

 6.    AGREEMENT NOT TO SOLICIT OR COMPETE; CONFIDENTIALITY.
       ----------------------------------------------------

     a.   Nonsolicitation.  For a period of two years after the termination of
          ---------------
his employment, Executive shall not under any circumstances employ, solicit the employment of, accept unsolicited the services of or assist any other entity in employing or soliciting the employment of, any Protected Person (as defined below), recommend the employment of any Protected Person to any other business or encourage any Protected Person to terminate his or her employment relationship with the Company. A "Protected Person" shall mean a person who is both (i) employed by the Company or its subsidiaries prior to the termination of Executive's employment and (ii) employed by the Company or its subsidiaries during the six months prior to the commencement of conversations with Executive with respect to employment.

     b.   Noncompetition.  During the course of his employment, Executive has
          --------------
and will learn trade secrets of the Company and has and will have access to Confidential Information (as hereinafter defined) and business plans of the
Company.   Therefore, during the Employment Period, upon automatic termination of the Employment Period on August 20, 1999, if Executive should terminate his employment voluntarily at any time, or if the Company should terminate Executive's employment at any time, then for a period of one year thereafter, Executive will not, directly or indirectly, engage in, become associated in any manner with, lend his name to or have any financial interest in any Competitive Business (as defined below) anywhere in the world, whether as contractor, consultant, agent, partner, principal, investor, employee, owner, manager or otherwise. Without limiting the generality of the foregoing, Executive agrees during such period that he shall not, directly or indirectly, solicit or encourage any customer or vendor of the Company to terminate or diminish its relationship with the Company or to conduct with himself or with any other person, organization or other entity any business or activity which such customer or vendor conducts or could conduct with the Company. "Competitive Business" shall mean a business engaged in the provision of wireless broadband services. Nothing herein shall prevent Executive from owning not in excess of one percent of any security issued and outstanding listed on a national securities exchange or traded on the NASDAQ National Market.

     c.   Confidentiality.  Executive acknowledges that during his employment,
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he may develop Confidential Information for the Company and may learn
Confidential Information developed or owned by the Company or entrusted to it by others. Executive agrees that he will not, during the term of this Agreement or at any time thereafter, use other than as required in furtherance of his employment with the Company or disclose any Confidential Information. "Confidential Information" means any and all information of the Company that is not generally available to the public. Confidential Information includes but is not limited to (i) the Company's development, research and marketing activities,
(ii) the Company's products and services, (iii) the Company's costs, sources of supply and strategic plans, (iv) the identity and requirements of the Company's customers, prices charged and services provided and (v) the people and

                                      -5-
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organizations with whom the Company has business relationships and those relationships. Confidential Information also includes such information as the Company may receive or has received belonging to customers or others who do business with it.

     d.   Return of Confidential Information.  All Confidential Information
          ----------------------------------
created by Executive or to which Executive has access and all documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or containing, based on or reflecting Confidential Information, (the "Documents"), whether or not prepared by Executive, shall be the sole and exclusive property of the Company.
Executive shall return to the Company immediately after the termination of this Agreement, and at such other times as may be specified by the Company, all Documents and all other property of the Company then in his possession or control.

7.   ENFORCEMENT.    The parties desire that the provisions of this Agreement
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shall be enforced to the fullest extent permissible under the laws and public policies applied to the jurisdiction whose laws govern this Agreement. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, and in the event that any restriction shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time too large a geographic area or too great a range of activities the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly.

8.   REMEDIES.   Executive acknowledges that he has carefully read and
     --------
considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Section 6 hereof. Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and that each and every one of the restraints is reasonable in respect to a core subject matter, length of time and geographic area. Executive acknowledges that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that, were he to breach any of the covenants contained in
Section 6 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond.

9.   ASSIGNMENT.  The rights and obligations of the Company shall enure to the
     ----------
benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligations of Executive are not assignable except only that payments payable to him after his death shall be made by devise or descent.

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10.  NOTICES.  All notices and other communications required hereunder shall
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be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If sent to the Company the same shall be mailed to the Company at 500 108th Avenue, N.E., Suite 2600, Bellevue, WA 98004, Attention: Chairman of the Board, or other such address as the Company may hereafter designate by notice to Executive; and if sent to the Executive, the same shall be mailed to Executive at the address set forth on the first page hereof or at such other address as Executive may hereafter designate by notice to the Company.

11.  WITHHOLDING.  Anything to the contrary notwithstanding, all payments
     -----------
required to be made by the Company hereunder to executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

12.  GOVERNING LAW.  This Agreement and the rights and obligations of the
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parties hereunder shall be governed by the laws of the State of Washington.

13.  CONFLICTING AGREEMENTS.  Executive hereby represents and warrants that the
     ----------------------
execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

14.  SEVERABILITY.  If any portion or provision of this Agreement shall to any
     ------------
extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The parties agree to substitute a provision that effects the intent of the invalidated provision as nearly as possible.

15.  WAIVER:AMENDMENT.  No waiver of any provision hereof shall be effective
     ----------------
unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly or authorized representative of the Company.

16.  HEADINGS; COUNTERPARTS.  The headings and captions in this Agreement are
     ----------------------
for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

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  17.  ENTIRE AGREEMENT.  This Agreement represents the entire agreement between
       ----------------
the parties relating to the terms of Executive's employment by the Company and supersedes all prior written or oral agreements between them.


                         /s/ Thomas A. Grina
                         ---------------------------------
                              Executive


                         ADVANCED RADIO TELECOM CORP.



                         By  /s/ Vernon L. Fotherngham
                           ------------------------------
                            Vernon L. Fotheringham
                            Chairman & C.E.O.

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